Exhibit 10.1

EXECUTION VERSION

2017-2 REPLACEMENT TERM LOAN AMENDMENT

2017-2 REPLACEMENT TERM LOAN AMENDMENT, dated as of December 8, 2017 (this “Agreement”), to that certain Credit Agreement, dated as of February 9, 2012, as amended and restated as of May 30, 2012, as further amended and restated as of May 31, 2013, as amended by the First Amendment dated as of May 18, 2015, as amended by the Replacement Term Loan Amendment dated as of November 2, 2016 and as amended by the 2017 Replacement Term Loan Amendment dated as of May 11, 2017 (the “Credit Agreement”), among Generac Acquisition Corp., a Delaware corporation (“Holdings”), Generac Power Systems, Inc., a Wisconsin corporation (the “Borrower”), the several lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the other agents and parties party thereto.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower;

WHEREAS, the Borrower has requested (i) that the Lenders effect certain modifications to the Credit Agreement as described herein (the Credit Agreement, as so modified hereby, the “Amended Credit Agreement”), and (ii) that the outstanding Term Loans be replaced with a new term loan B facility (the “2017-2 Replacement Term Loan Facility”) by obtaining 2017-2 Replacement Term Loan Commitments (as defined in Section 3 of this Agreement) and having existing Term Loans be continued, pursuant to a cashless roll, in each case, as provided herein;

WHEREAS, the loans under the 2017-2 Replacement Term Loan Facility (the “2017-2 New Term Loans”) will replace and refinance the currently outstanding Term Loans and are collectively intended to be Replacement Term Loans, as contemplated in Section 9.08(d) of the Credit Agreement;

WHEREAS, the 2017-2 New Term Loans will have the terms set forth in the Amended Credit Agreement;

WHEREAS, Bank of America, N.A. and Goldman Sachs Bank USA are the syndication agents for the 2017-2 Replacement Term Loan Facility, Deutsche Bank Securities Inc., Morgan Stanley Senior Funding, Inc. and Wells Fargo Bank are the documentation agents for the 2017-2 Replacement Term Loan Facility, and JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs Bank USA, Deutsche Bank Securities Inc. and Morgan Stanley Senior Funding, Inc., are the joint lead arrangers and joint bookrunners for the 2017-2 Replacement Term Loan Facility;

WHEREAS, each existing Lender that executes and delivers a lender addendum signature page to this Agreement (substantially in the form attached hereto) in such capacity (a “Continuing Term Lender Addendum”) and in connection therewith agrees to continue all of its Existing Term Loans (as defined below) as 2017-2 New Term Loans (such continued Term Loans, the “Continued Term Loans”, and such Lenders, collectively, the “Continuing Term Lenders”) will thereby (i) agree to the terms of this Agreement and (ii) agree to continue, pursuant to a cashless roll, all of its existing Term Loans (all existing Term Loans outstanding under the Credit Agreement, the “Existing Term Loans”, and the Lenders of such Existing Term Loans, collectively, the “Existing Term Lenders”) outstanding on the Effective Date (as defined below) as 2017-2 New Term Loans in a principal amount not more than the aggregate principal amount of such Existing Term Loans so continued (it being understood that the principal amount of Existing Term Loans so continued shall be determined by the Administrative Agent and notified to such Existing Term Lender as set forth in Section 3.3);

WHEREAS, subject to the preceding recitals, each Person (other than a Continuing Term Lender in its capacity as such) that executes and delivers a lender addendum signature page to this Agreement (substantially in the form attached hereto) (a “Replacement Term Lender Addendum”) and agrees in connection therewith to provide its 2017-2 New Term Loan (collectively, the “Replacement Term Lenders”) will thereby (i) agree to the terms of this Agreement and (ii) commit to provide its 2017-2 New Term Loan on the Effective Date (the “Replacement Term Loans”) in such amount (not in excess of any such commitment) as is determined by the Administrative Agent and notified to such Replacement Term Lender;

WHEREAS, the proceeds of the Replacement Term Loans will be used to repay in full the outstanding principal amount of the Existing Term Loans that are not continued as 2017-2 New Term Loans by Continuing Term Lenders (the “Non-Continuing Term Loans”);

WHEREAS, the Continuing Term Lenders and the Replacement Term Lenders (collectively, the “2017-2 Term Lenders”) are severally willing to continue their Existing Term Loans as Continued Term Loans and/or to provide Replacement Term Loans, as the case may be, subject to the terms and conditions set forth in the Credit Agreement, this Agreement and the Amended Credit Agreement, as applicable; and

WHEREAS, the 2017-2 Term Lenders and the Administrative Agent are willing to agree to this Agreement on the terms set forth herein;

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

SECTION 1.     Definitions. Except as otherwise defined herein, all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Amended Credit Agreement.

SECTION 2.     Amendments to the Credit Agreement. The Credit Agreement is hereby amended, effective immediately after the provision of, or the continuation of Existing Term Loans as, as applicable, 2017-2 New Term Loans on the Effective Date, as follows:

2.1.     Amendments to Section 1.01. Section 1.01 of the Credit Agreement is hereby amended as follows:

(a)     The definition of “ABR” is hereby amended and restated in its entirety as follows:

“ABR” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1%, (c) the Eurodollar Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1% and (d) 1.75%; provided that for the purpose of this definition, the Eurodollar Rate for any day shall be based on the Eurodollar Base Rate (or if the Eurodollar Base Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in ABR due to a change in the Prime Rate, the NYFRB Rate or the Eurodollar Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Eurodollar Rate, respectively. If ABR is being used as an alternate rate of interest pursuant to Section 2.14 hereof, then ABR shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if ABR shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

(b)     The definition of “Applicable Margin” is hereby amended and restated in its entirety as follows:

“Applicable Margin” shall mean (a) for ABR Loans, 1.00% and (b) for Eurodollar Loans, 2.00%.

(c)     The definition of “Commitment” is hereby amended and restated in its entirety as follows:

“Commitment” shall mean with respect to any Lender, the obligation of such Lender, if any, to:

(i) make an Existing Term Loan to the Borrower hereunder on the Second Restatement Date in accordance with the Restatement Agreement, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Lender, which aggregate amount of the Commitments on the Second Restatement Date was $1.2 billion,

(ii) provide, or to continue its Existing Term Loans as, as applicable, a 2016 New Term Loan to the Borrower on the 2016 Replacement Term Loan Amendment Effective Date in accordance with the 2016 Replacement Term Loan Amendment, expressed as an amount representing the maximum principal amount of the 2016 New Term Loan to be made by such Lender hereunder, which aggregate amount of the Commitments on the 2016 Replacement Term Loan Amendment Effective Date was $929 million,

(iii) provide, or to continue its Existing Term Loans as, as applicable, a 2017 New Term Loan to the Borrower on the 2017 Replacement Term Loan Amendment Effective Date in accordance with the 2017 Replacement Term Loan Amendment, expressed as an amount representing the maximum principal amount of the 2017 New Term Loan to be made by such Lender hereunder, which aggregate amount of the Commitments on the 2017 Replacement Term Loan Amendment Effective Date was $929 million, and

(iv) provide, or to continue its Existing Term Loans as, as applicable, a 2017-2 New Term Loan to the Borrower on the 2017-2 Replacement Term Loan Amendment Effective Date in accordance with the 2017-2 Replacement Term Loan Amendment, expressed as an amount representing the maximum principal amount of the 2017-2 New Term Loan to be made by such Lender hereunder, which aggregate amount of the Commitments on the 2017-2 Replacement Term Loan Amendment Effective Date is $929 million.

The amount of each Term Lender’s Commitment on the Second Restatement Date is its “New Term Loan Commitment” as defined in the Restatement Agreement. The amount of each Term Lender’s Commitment on the 2016 Replacement Term Loan Amendment Effective Date is its 2016 Replacement Term Loan Commitment. The amount of each Term Lender’s Commitment on the 2017 Replacement Term Loan Amendment Effective Date is its 2017 Replacement Term Loan Commitment. The amount of each Term Lender’s Commitment on the 2017-2 Replacement Term Loan Amendment Effective Date is its 2017-2 Replacement Term Loan Commitment. For all purposes hereunder, from and after the 2016 Replacement Term Loan Amendment Effective Date until the 2017 Replacement Term Loan Amendment Effective Date, each reference to a “Commitment” in this Agreement and in the Loan Documents shall be deemed to include the commitments to provide, or to continue Existing Term Loans as, the 2016 New Term Loans. For all purposes hereunder, from and after the 2017 Replacement Term Loan Amendment Effective Date until the 2017-2 Replacement Term Loan Amendment Effective Date, each reference to a “Commitment” in this Agreement and in the Loan Documents shall be deemed to include the commitments to provide, or to continue Existing Term Loans as, the 2017 New Term Loans. For all purposes hereunder, from and after the 2017-2 Replacement Term Loan Amendment Effective Date, each reference to a “Commitment” in this Agreement and in the Loan Documents shall be deemed to include the commitments to provide, or to continue Existing Term Loans as, the 2017-2 New Term Loans.

(d)     The definition of “Eurocurrency Reserve Requirements” is hereby deleted in its entirety.

(e)     The definition of “Eurodollar Base Rate” is hereby amended and restated in its entirety as follows:

“Eurodollar Base Rate” shall mean, for any day and time, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for U.S. Dollars for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page of the Reuters screen that displays such rate, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the Eurodollar Base Rate shall be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.

(f)     The definition of “Eurodollar Rate” is hereby amended and restated in its entirety as follows:

“Eurodollar Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the greater of (a) 0.75% and (b) the Eurodollar Base Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the Eurodollar Base Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the Eurodollar Rate shall be the Interpolated Rate.

(g)     The definition of “Excess Cash Flow Period” is hereby amended and restated in its entirety as follows:

“Excess Cash Flow Period” shall mean each fiscal year of the Borrower (other than the 2017 fiscal year of the Borrower) commencing with the 2013 fiscal year of the Borrower.

(h)     The definition of “Federal Funds Effective Rate” is hereby amended and restated in its entirety as follows:

“Federal Funds Effective Rate” shall mean, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.

(i)     The definition of “Interest Period” is hereby amended by deleting the text “or 9”.

(j)     The definition of “Lender” is hereby amended and restated in its entirety as follows:

“Lender” shall mean (i) each New Term Lender (as defined in the Restatement Agreement) (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 9.04), (ii) each financial institution or other entity that is listed on the signature pages of the 2016 Replacement Term Loan Amendment as a “Continuing Term Lender” and/or “Replacement Term Lender,” as applicable (other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 9.04), (iii) each financial institution or other entity that is listed on the signature pages of the 2017 Replacement Term Loan Amendment as a “Continuing Term Lender” and/or “Replacement Term Lender,” as applicable (other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 9.04), (iv) each financial institution or other entity that is listed on the signature pages of the 2017-2 Replacement Term Loan Amendment as a “Continuing Term Lender” and/or “Replacement Term Lender,” as applicable (other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 9.04) and (v) any other person that becomes a “Lender” hereunder in accordance with Section 9.04.

(k)     The definition of “Prime Rate” is hereby amended and restated in its entirety as follows:

“Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its office located at 270 Park Avenue, New York, New York; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

(l)     The definition of “Required Percentage” is hereby amended and restated in its entirety as follows:

“Required Percentage” shall mean, with respect to an Excess Cash Flow Period, 50%, provided that if the Secured Leverage Ratio at the end of such Excess Cash Flow Period is less than 3.75:1.00, such percentage shall be 0%.

(m)     The definition of “Term Loans” is hereby amended and restated in its entirety as follows:

“Term Loans” shall mean (i) the Existing Term Loans that were made by the Lenders to the Borrower on the Second Restatement Date pursuant to Section 2.01, (ii) the 2016 New Term Loans, (iii) the 2017 Term Loans and (iv) the 2017-2 Term Loans, as context may require. On and after the 2016 Replacement Term Loan Amendment Effective Date until the 2017 Replacement Term Loan Amendment Effective Date, each reference to a “Term Loan” in this Agreement and in the other Loan Documents shall be deemed to include the 2016 New Term Loans, except as the context may otherwise require. On and after the 2017 Replacement Term Loan Amendment Effective Date until the 2017-2 Replacement Term Loan Amendment Effective Date, each reference to a “Term Loan” in this Agreement and in the other Loan Documents shall be deemed to include the 2017 New Term Loans, except as the context may otherwise require. On and after the 2017-2 Replacement Term Loan Amendment Effective Date, each reference to a “Term Loan” in this Agreement and in the other Loan Documents shall be deemed to include the 2017-2 New Term Loans, except as the context may otherwise require.

The following new definitions shall be inserted in their proper alphabetical order:

“2017-2 New Term Loans” shall have the meaning set forth in Section 2.01.

“2017-2 Replacement Term Loan Amendment” shall mean the Replacement Term Loan Amendment, dated as of the 2017-2 Replacement Term Loan Amendment Effective Date, among Holdings, the Borrower, the other Loan Parties party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

“2017-2 Replacement Term Loan Amendment Effective Date” shall mean December 8, 2017.

“2017-2 Replacement Term Loan Facility” shall have the meaning set forth in the 2017-2 Replacement Term Loan Amendment.

“2017-2 Replacement Term Loan Commitment” shall have the meaning set forth in the 2017-2 Replacement Term Loan Amendment.

“Impacted Interest Period” has the meaning assigned to it in the definition of “Eurodollar Rate.”

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the Eurodollar Base Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Eurodollar Base Rate for the longest period (for which the Eurodollar Base Rate is available) that is shorter than the Impacted Interest Period; and (b) the Eurodollar Base Rate for the shortest period (for which that Eurodollar Base Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received to the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

2.2.     Amendment to Section 2.01. Section 2.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

On the Second Restatement Date, each Lender made Term Loans to the Borrower (the “Existing Term Loans”) in the original aggregate principal amount of $1.2 billion. Subject to the terms and conditions set forth in the 2016 Replacement Term Loan Amendment, on the 2016 Replacement Term Loan Amendment Effective Date, each 2016 New Term Lender agreed to provide or continue its Existing Term Loans pursuant to a cashless roll, as applicable, its Term Loans (such provided or continued Term Loans, collectively, the “2016 New Term Loans”) in a principal amount equal to its 2016 Replacement Term Loan Commitment. Subject to the terms and conditions set forth in the 2017 Replacement Term Loan Amendment, on the 2017 Replacement Term Loan Amendment Effective Date, each 2017 New Term Lender agreed to provide or continue its Existing Term Loans pursuant to a cashless roll, as applicable, its Term Loans (such provided or continued Term Loans, collectively, the “2017 New Term Loans”) in a principal amount equal to its 2017 Replacement Term Loan Commitment. Subject to the terms and conditions set forth in the 2017-2 Replacement Term Loan Amendment, on the 2017-2 Replacement Term Loan Amendment Effective Date, each 2017-2 New Term Lender agrees to and shall provide or continue its Existing Term Loans pursuant to a cashless roll, as applicable, its Term Loans (such provided or continued Term Loans, collectively, the “2017-2 New Term Loans”) in a principal amount not to exceed its 2017-2 Replacement Term Loan Commitment.

2.3.     Amendment to Section 2.02(a). Section 2.02(a) of the Credit Agreement is hereby amended by adding immediately before the final sentence thereof the sentence “On the 2017-2 Replacement Term Loan Amendment Effective Date, the 2017-2 New Term Loans shall constitute, on the terms provided in the 2017-2 Replacement Term Loan Amendment, Term Loans hereunder.”.

2.4.     Amendment to Section 2.10. Section 2.10(a) of the Credit Agreement is hereby amended by replacing the text “on the 2017 Replacement Term Loan Amendment Effective Date” with “on the 2017-2 Replacement Term Loan Amendment Effective Date.”

2.5.     Amendment to Section 2.11. Section 2.11 of the Credit Agreement is hereby amended by deleting the text “(i) any prepayment of Term Loans made or (ii) any amendment to the Loan Documents in respect of the Term Loans, in each case on or prior to the date that is the six-month anniversary of the 2017 Replacement Term Loan Amendment Effective Date and in connection with a Repricing Transaction” in subsection (a) thereof and substituting in lieu thereof the text “(i) any prepayment of Term Loans made or (ii) any amendment to the Loan Documents in respect of the Term Loans, in each case on or prior to the date that is the six-month anniversary of the 2017-2 Replacement Term Loan Amendment Effective Date and in connection with a Repricing Transaction”.

2.6.     Amendments to Section 2.14.

(a)     Section 2.14(a) of the Credit Agreement is hereby amended by adding the text “(including, without limitation, because the Eurodollar Base Rate is not available or published on a current basis)” immediately after the text “as applicable”.

(b)     Section 2.14 of the Credit Agreement is hereby amended to add a new clause (c) at the end thereof as follows:

(c) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in Section 2.14(a) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in Section 2.14(a) have not arisen but the supervisor for the administrator of the Eurodollar Base Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Eurodollar Base Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the Eurodollar Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary in Section 9.08, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (c) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.14(c), only to the extent the Eurodollar Base Rate for such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and such Borrowing shall be converted to or continued as on the last day of the Interest Period applicable thereto an ABR Borrowing, and (y) if the Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

2.7.     Amendment to Section 2.17. Section 2.17 of the Credit Agreement is hereby amended by adding the following as a new clause (j) therein:

(j) For purposes of determining withholding Taxes imposed under FATCA, from and after the 2017-2 Replacement Term Loan Amendment Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Term Loans as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

2.8.     Amendment to Section 2.19(c). Section 2.19(c) of the Credit Agreement is hereby amended by deleting the text “the date that is the six-month anniversary of the 2017 Replacement Term Loan Amendment Effective Date as a result of a Repricing Transaction” in subsection (d) thereof and substituting in lieu thereof the text “the date that is the six-month anniversary of the 2017-2 Replacement Term Loan Amendment Effective Date as a result of a Repricing Transaction”.

2.9.     Amendment to Section 9.04(b)(ii)(A). Section 9.04(b)(ii)(A) of the Credit Agreement is hereby amended by replacing the text “$1.0 million” with “$500,000”.

2.10.     Amendment to Section 9.08(b). Section 9.08(b) of the Credit Agreement is hereby amended by adding the text “Section 2.14(b),” immediately after the text “Except as set forth in”.

SECTION 3.     2017-2 New Term Loans; Allocations and Reallocations.

3.1.     Each (a) Replacement Term Lender, by executing a Replacement Term Lender Addendum, and (b) Continuing Term Lender, by executing a Continuing Term Lender Addendum, consents to the amendments to the Credit Agreement set forth in this Agreement.

3.2.     Subject to the terms and conditions set forth herein (i) each Continuing Term Lender agrees to continue, pursuant to a cashless roll, all of its Existing Term Loans as a Continued Term Loan on the date requested by the Borrower to be the Effective Date in a principal amount equal to such Continuing Term Lender’s Continuing Term Loan Commitment (as defined below) and (ii) each Replacement Term Lender agrees to provide its Replacement Term Loan on such date in a principal amount equal to such Replacement Term Lender’s Replacement Term Loan Commitment (as defined below). The Borrower shall give notice to the Administrative Agent of the proposed Effective Date not later than one Business Day prior thereto, and the Administrative Agent shall notify each Continuing Term Lender and each Replacement Term Lender thereof.

3.3.      Each Replacement Term Lender will provide its Replacement Term Loan on the Effective Date by making available to the Administrative Agent, in the manner contemplated by the Amended Credit Agreement or as otherwise arranged by the Administrative Agent and such Replacement Lenders, an amount equal to its Replacement Term Loan Commitment. The “Replacement Term Loan Commitment” of any Replacement Term Lender will be such amount (not exceeding any commitment offered by such Replacement Term Lender) allocated to it by the Administrative Agent and notified to it on or prior to the Effective Date. The “Continuing Term Loan Commitment” of any Continuing Term Lender will be the amount of its Existing Term Loans as set forth in the Register immediately prior to giving effect to the Effective Date (or such lesser amount as allocated to it by the Administrative Agent and notified to it on or prior to the Effective Date), which shall be continued as an equal amount of Continued Term Loans (it being understood that no cash will be advanced as part of any continuation of Continued Term Loans). Replacement Term Loan Commitments and Continuing Term Loan Commitments are collectively referred to herein as the “2017-2 Replacement Term Loan Commitment”. The commitments of the Replacement Term Lenders and the continuation undertakings of the Continuing Term Lenders are several and no such Lender will be responsible for any other such Lender’s failure to provide, or continue its Existing Term Loans as, as applicable, its 2017-2 New Term Loan. The 2017-2 New Term Loans may from time to time be ABR Loans or Eurodollar Loans, as determined by the Borrower and notified to the Administrative Agent as contemplated by Sections 2.02 and 2.07 of the Amended Credit Agreement. Upon the provision of, or the continuation of the Existing Term Loans as, as applicable, 2017-2 New Term Loans on the Effective Date, the 2017-2 New Term Loans shall be ABR Loans or Eurodollar Loans, as the case may be, of the same Type and with the Interest Period(s) that were applicable to the Existing Term Loans immediately prior to the Effective Date uninterrupted thereby with the initial Interest Period(s) applicable to the 2017-2 New Term Loans equal to the remaining length of such Existing Term Loans’ Interest Period(s).

3.4.     The obligation of each 2017-2 Term Lender to provide, or continue its Existing Term Loans as, as applicable, its 2017-2 New Term Loans on the Effective Date is subject to the satisfaction of the conditions set forth in Section 4 of this Agreement.

3.5.     On and after the Effective Date, each reference in the Amended Credit Agreement to “Term Loans” shall be deemed a reference to the 2017-2 New Term Loans contemplated hereby, except as the context may otherwise require.

3.6.     The Lenders hereby agree to waive the notice requirements of Sections 2.10(c) and 2.11 of the Amended Credit Agreement (which notice is otherwise hereby deemed to be effectively given to the Administrative Agent) in connection with the prepayment of Term Loans and the prepayment or replacement of Existing Term Loans contemplated hereby. The Continuing Term Lenders, constituting Required Lenders immediately prior to the Effective Date, hereby agree to waive the breakage costs provisions of Section 2.16 of the Credit Agreement in connection with the prepayment or replacement of Existing Term Loans contemplated hereby.

3.7.     The Borrower agrees to pay or cause to be paid to the Administrative Agent, for the ratable benefit of each 2017-2 Term Lender, an upfront fee in an amount equal to .125% of the aggregate amount of the 2017-2 New Term Loan of such Lender immediately after giving effect to the Effective Date (the “Upfront Fee”), due and payable on the Effective Date (it being understood and agreed that the Upfront Fee may take the form of an original issue discount).

SECTION 4.     Effectiveness. This Agreement shall become effective, and the provision of, or the continuation of Existing Term Loans as, as applicable, the 2017-2 New Term Loans shall occur, as of the date (the “Effective Date”) on which the conditions set forth below have been satisfied:

4.1.     At the time of and immediately after giving effect to the Effective Date and the provision of, or the continuation of Existing Term Loans as, as applicable, 2017-2 New Term Loans on the Effective Date, no Default or Event of Default shall have occurred and be continuing.

4.2.     The Administrative Agent (or its counsel) shall have received from (i) the Borrower, Holdings, the other Loan Parties (the Borrower, Holdings and such other Loan Parties, collectively, the “Reaffirming Parties”) and (ii) the 2017-2 Term Lenders either (x) a counterpart of this Agreement signed on behalf of such party or (y) written evidence satisfactory to the Administrative Agent (which may include fax or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

4.3.     The Administrative Agent shall have received, on behalf of itself and the Lenders on the Effective Date, a customary written opinion of (x) Sidley Austin LLP, special counsel for Holdings and the Borrower and (y) Reinhart Boerner Van Dueren S.C., Wisconsin counsel for the Borrower, (A) dated the Effective Date, (B) addressed to the Administrative Agent and the Lenders on the Effective Date and (C) in form and substance reasonably satisfactory to the Administrative Agent consistent with those delivered on the 2017 Replacement Term Loan Amendment Effective Date (other than changes to such legal opinion resulting from change in law, fact or change to counsel’s form of opinion), and each of Holdings and the Borrower hereby instructs its counsel to deliver such opinions.

4.4.     The Administrative Agent shall have received in the case of each Loan Party each of the items referred to in clauses (a), (b), (c) and (d) below:

(a)     a copy of the certificate or articles of incorporation, certificate of limited partnership or certificate of formation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, and a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of each such Loan Party as of a recent date from such Secretary of State (or other similar official);

(b)     a certificate of the secretary or assistant secretary or similar officer of each Loan Party dated the Effective Date and certifying:

(i) that attached thereto is a true and complete copy of the by laws (or limited partnership agreement, limited liability company agreement or other equivalent governing documents) of such Loan Party as in effect on the Effective Date,

(ii) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member) authorizing the execution, delivery and performance of this Agreement and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Effective Date,

(iii) that the certificate or articles of incorporation, certificate of limited partnership or certificate of formation of such Loan Party has not been amended since the date of the last amendment thereto disclosed pursuant to clause (i) above,

(iv) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party, and

(v) as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party;

(c)     a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer executing the certificate pursuant to clause (b) above; and

(d)     a certificate of a Responsible Officer of Holdings or the Borrower certifying that as of the Effective Date (i) all the representations and warranties set forth in the Credit Agreement are true and correct to the extent set forth therein on and as of the Effective Date except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date and (ii) that as of the Effective Date, no Default or Event of Default has occurred and is continuing or would result from the provision of, or the continuation of Existing Term Loans as, as applicable, 2017-2 New Term Loans on the Effective Date.

4.5.      (i) The Collateral and Guarantee Requirement continues to be satisfied, (ii) the Administrative Agent shall have received the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties and copies of the financing statements (or similar documents) disclosed by such search and (iii) the Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are either permitted by Section 6.02 of the Amended Credit Agreement or have been released (or authorized for release in a manner reasonably satisfactory to the Administrative Agent).

4.6.     The Lenders shall have received, in each case in accordance with Section 5.04 of the Credit Agreement, the financial statements and other financial information referred to in Sections 5.04(a), (b), (c), (d) and (e) of the Credit Agreement.

4.7.     The Administrative Agent shall have received all fees payable thereto or to any Lender (including the Upfront Fee) on or prior to the Effective Date and, to the extent invoiced, all other amounts due and payable pursuant to the Loan Documents on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of Simpson Thacher & Bartlett LLP) required to be reimbursed or paid by the Loan Parties under the Credit Agreement or under any other Loan Document.

4.8.     To the extent requested by the Administrative Agent not less than two (2) days prior to the Effective Date, the Administrative Agent shall have received, at least one (1) day prior to the Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act.

Each 2017-2 Term Lender, by delivering its signature page to this Agreement and providing, or continuing its Existing Term Loans as, as applicable, its 2017-2 New Term Loan on the Effective Date shall be deemed to have acknowledged receipt of and consented to and approved each Loan Document and each other document required to be approved by the Administrative Agent or any Lender, as applicable, on the Effective Date.

SECTION 5.     Representations and Warranties. To induce the other parties hereto to enter into this Agreement, each of the Reaffirming Parties represents and warrants to each of the 2017-2 Term Lenders and the Administrative Agent that:

5.1.     This Agreement has been duly authorized, executed and delivered by it and this Agreement and the Amended Credit Agreement constitute its valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

5.2.     (a) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents is true and correct to the extent set forth therein on and as of the Effective Date as if made on such date except to the extent any such representation and warranty is expressly made only as of a prior date, in which case such representation and warranty shall have been true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such prior date and (b) no Default or Event of Default has occurred and is continuing or would result from the provision of, or the continuation of Existing Term Loans as, as applicable, 2017-2 New Term Loans on the Effective Date.

SECTION 6.     Effect of Amendment.

6.1.      Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement, the Amended Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document in similar or different circumstances.

6.2.      On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Amended Credit Agreement. This Agreement shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.

SECTION 7.     Legal Opinions Regarding Mortgages. The Borrower shall, within 90 days of the Effective Date (or such later date as may be agreed to by the Administrative Agent), deliver to the Administrative Agent, executed legal opinions from counsel to the Borrower, which opine that, after giving effect to this Agreement, each Mortgage encumbering each Mortgaged Property owned or leased by the Borrower or a Subsidiary Guarantor as of the Effective Date continues in full force and effect and is effective to secure the 2017-2 Replacement Term Loan Facility, and that no filing or recording of any amendment or confirmation is required in connection therewith, in each case in form and substance reasonably satisfactory to the Administrative Agent; provided, however, that such legal opinions may include customary assumptions and exceptions in accordance with customary opinion practice.

SECTION 8.     General.

8.1.      GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.2.      Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with the preparation, negotiation and execution of this Agreement, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent in accordance with Section 9.05 of the Amended Credit Agreement.

8.3.      Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of any executed counterpart of a signature page of this Agreement by telecopy or email transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

8.4.      Headings. Article and Section headings are used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

8.5.     Reaffirmation. The parties hereto confirm that this Agreement is not intended, nor shall it be deemed or construed, to effect a novation of any liens or indebtedness under the Credit Agreement or to terminate or release any liens, security interests or contractual or legal rights securing all or any part of such indebtedness. Furthermore, each of the Reaffirming Parties hereby:

(a)     consents to this Agreement and the transactions contemplated hereby and hereby confirms its guarantees, pledges, grants of security interests, acknowledgments, obligations and consents under the Collateral Agreement and the other Security Documents and the other Loan Documents to which it is a party and agrees that notwithstanding the effectiveness of this Agreement and the consummation of the transactions contemplated hereby, such guarantees, pledges, grants of security interests, acknowledgments, obligations and consents shall be, and continue to be, in full force and effect except as expressly set forth herein,

(b)     ratifies the Security Documents and the other Loan Documents to which it is a party,

(c)     confirms that all of the Liens and security interests created and arising under the Security Documents to which it is a party remain in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, and having the same perfected status and priority as collateral security for the Obligations as existed prior to giving effect to this Agreement,

(d)     agrees that each of the representations and warranties made by each Reaffirming Party in the Security Documents to which it is a party is true and correct as to it in all material respects on and as of the date hereof (except to the extent any such representation or warranty expressly relates to a prior date, in which case such representation or warranty was true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such prior date), and

(e)     agrees that it shall take any action reasonably requested by the Administrative Agent in order to confirm or effect the intent of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

GENERAC ACQUISITION CORP. GENERAC POWER SYSTEMS, INC. MAC, INC. CHP HOLDINGS, INC. COUNTRY HOME PRODUCTS, INC. ROUTE 22A & 1 MAIN LLC

By:	/s/ York A. Ragen
Name: York A. Ragen
Title: Chief Financial Officer

GENERAC MOBILE PRODUCTS, LLC

By:	/s/ York A. Ragen
Name: York A. Ragen
Title: Secretary and Treasurer

Signature Page to 2017-2 Replacement Term Loan Amendment

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Ben Gilfillan
Name: Ben Gilfillan
Title: Executive Director

Signature Page to 2017-2 Replacement Term Loan Amendment

CONTINUING TERM LENDER ADDENDUM TO THE

2017-2 REPLACEMENT TERM LOAN AMENDMENT IN RESPECT OF THE
CREDIT AGREEMENT DATED AS OF FEBRUARY 9, 2012,

AS AMENDED AND RESTATED AS OF MAY 30, 2012

AS FURTHER AMENDED AND RESTATED AS OF MAY 31, 2013

AS FURTHER AMENDED AS OF MAY 18, 2015

AS FURTHER AMENDED AS OF NOVEMBER 2, 2016

AS FURTHER AMENDED AS OF MAY 11, 2017

This Lender Addendum (this “Continuing Term Lender Addendum”) is referred to in, and is a signature page to, the 2017-2 Replacement Term Loan Amendment (the “Agreement”) to that certain Credit Agreement dated as of February 9, 2012, as amended and restated as of May 30, 2012, as further amended and restated as of May 31, 2013, as further amended by the First Amendment dated as of May 18, 2015, as further amended by the Replacement Term Loan Amendment dated as of November 2, 2016, and as further amended by the 2017 Replacement Term Loan Amendment dated as of May 11, 2017 (the “Credit Agreement”), among Generac Acquisition Corp., a Delaware corporation (“Holdings”), Generac Power Systems, Inc., a Wisconsin corporation (the “Borrower”), the several lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the other agents and parties party thereto. Capitalized terms used but not defined in this Continuing Term Lender Addendum have the meanings assigned to such terms in the Agreement or the Credit Agreement, as applicable.

By executing this Continuing Term Lender Addendum, the undersigned institution agrees (A) to the terms of the Agreement and the Credit Agreement as amended thereby (the “Amended Credit Agreement”) and (B) on the terms and subject to the conditions set forth in the Agreement and the Amended Credit Agreement, to continue its Existing Term Loans as 2017-2 New Term Loans on the Effective Date in the amount of its 2017-2 New Term Loan Commitment (it being understood that such continuation shall be effected pursuant to a cashless roll).

Name of Institution:

Executing as a Continuing Term Lender[1]:

By:
Name:
Title:

For any institution requiring a second signature line:

By:
Name:
Title:

1 In no event shall any Lender be able to continue/roll more than their allocation, which allocation shall be at the discretion of the Administrative Agent

REPLACEMENT TERM LENDER ADDENDUM TO THE

2017-2 REPLACEMENT TERM LOAN AMENDMENT IN RESPECT OF THE
CREDIT AGREEMENT DATED AS OF FEBRUARY 9, 2012,

AS AMENDED AND RESTATED AS OF MAY 30, 2012

AS FURTHER AMENDED AND RESTATED AS OF MAY 31, 2013

AS FURTHER AMENDED AS OF MAY 18, 2015

AS FURTHER AMENDED AS OF NOVEMBER 2, 2016

AS FURTHER AMENDED AS OF MAY 11, 2017

This Lender Addendum (this “Replacement Term Lender Addendum”) is referred to in, and is a signature page to, the 2017-2 Replacement Term Loan Amendment (the “Agreement”) to that certain Credit Agreement dated as of February 9, 2012, as amended and restated as of May 30, 2012, as further amended and restated as of May 31, 2013, as further amended by the First Amendment dated as of May 18, 2015, as further amended by the Replacement Term Loan Amendment dated as of November 2, 2016, and as further amended by the 2017 Replacement Term Loan Amendment dated as of May 11, 2017 (the “Credit Agreement”), among Generac Acquisition Corp., a Delaware corporation (“Holdings”), Generac Power Systems, Inc., a Wisconsin corporation (the “Borrower”), the several lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the other agents and parties party thereto. Capitalized terms used but not defined in this Replacement Term Lender Addendum have the meanings assigned to such terms in the Agreement or the Credit Agreement, as applicable.

By executing this Replacement Term Lender Addendum as a Replacement Term Lender, the undersigned institution agrees (A) to the terms of the Agreement and the Credit Agreement as amended thereby (the “Amended Credit Agreement”) and (B) on the terms and subject to the conditions set forth in the Agreement and the Amended Credit Agreement, to provide 2017-2 New Term Loans on the Effective Date in the amount of such Replacement Term Lender’s 2017-2 New Term Loan Commitment.

Name of Institution:

Executing as a Replacement Term Lender:

By:
Name:
Title:

For any institution requiring a second signature line:

By:
Name:
Title: